Exhibit 23.2



                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Rediff.com India Limited 2002 ADR LINKED Stock Option Plan of our report dated April 21, 2003 with respect to the consolidated financial statements of Rediff Holdings, Inc. referenced to in the consolidated financial statements of Rediff.com India Limited included in the Annual Report (Form 20-F) of Rediff.com India Limited for the year ended March 31, 2003, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP



New York, New York
December 19, 2003